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                                                                 EXHIBIT (23)(A)
                     CONSENT OF MCGLADREY & PULLEN, L.L.P.
THE BOARD OF DIRECTORS
RS FINANCIAL CORP.
     We consent to the incorporation by reference in this Registration Statement on Form S-4 of First Union Corporation of our report on the consolidated financial statements included in the 1994 Annual Report of RS Financial Corp., dated January 25, 1995 and to the reference to our firm under the heading of "Experts" in the Prospectus/Proxy Statement. Our report refers to a change in the method of accounting for investments in 1994.
                                        MCGLADREY & PULLEN, L.L.P.
Raleigh, North Carolina
October 11, 1995